                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                    VYSIS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  VYSIS, INC.
                              3100 WOODCREEK DRIVE
                       DOWNERS GROVE, ILLINOIS 60515-5400
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

    The Annual Meeting of Stockholders ("Annual Meeting") of Vysis, Inc. (the "Company") will be held at the DoubleTree Conference Center, Forum A, located at 2111 Butterfield Road, Downers Grove, Illinois 60515, on May 8, 2001, at
10:00 a.m. for the following purposes:

        1. To elect eleven directors of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

        2.  To approve the adoption of the 2001 Long Term Incentive Plan;

        3. To approve an amendment to the 1999 Outside Directors Stock Option Plan to increase the number of shares which may be issued under the plan to a total of 200,000; and

        4. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is March 30, 2001. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company for a period of at least ten days prior to the meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy promptly in the accompanying reply envelope. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIGNATURE]

                                          William E. Murray
                                          SECRETARY

Downers Grove, Illinois
April 2, 2001

                                  VYSIS, INC.
                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vysis, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on May 8, 2001, at the DoubleTree Conference Center, Forum A, located at 2111 Butterfield Road, Downers Grove, Illinois 60515, and at any adjournments or postponements of the Annual Meeting. These proxy materials will be first mailed to stockholders on or about April 9, 2001.

                         VOTING RIGHTS AND SOLICITATION

VOTING

    Only common stockholders of record on the books of the Company at the close of business on March 30, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Each of these stockholders will be entitled to one vote per share. There were outstanding at the close of business on the Record Date 10,169,242 shares of common stock of the Company ("Common Stock"). The presence in person or by proxy of the holders of shares of Common Stock representing a majority of all outstanding shares of Common Stock entitled to vote will constitute a quorum. Votes cast in person or by proxy will be tabulated by inspectors of election appointed for the Annual Meeting who will determine whether a quorum is present.

    Proxies will be voted on the proposals referred to thereon, and presented at the Annual Meeting, in accordance with the stockholder's specifications marked thereon. Stockholders are encouraged to specify their choices on matters to be voted upon. If no specification is made with respect to any such proposal, a proxy will be voted as to such proposal in accordance with the recommendation of the Board of Directors set forth in this Proxy Statement. A proxy may be revoked at any time before it is voted at the meeting by voting in person or by delivering a later dated proxy or a written notice of revocation to the Secretary of the Company so as to be received by the Secretary prior to the vote.

    If a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the election of directors since directors are elected by a plurality of the votes cast. However, approval of the 2001 Long Term Incentive Plan and the amendment to the 1999 Outside Directors Stock Option Plan will each require the affirmative vote of the holders of shares of Common Stock representing more than 50% of the voting power of shares represented at the meeting in person or by proxy and entitled to vote on the matter. As a result, shares which abstain from voting will count as votes against the adoption of the 2001 Long Term Incentive Plan and against the amendment to the 1999 Outside Directors Stock Option Plan while broker non-votes will have no effect on the outcome.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers, or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    The names of persons who are nominees for director and their positions and offices with the Company are set forth in the table below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The eleven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting and until their successors have been elected and qualified. Stockholders may not cumulate votes in the election of directors.

                                                  POSITIONS AND OFFICES HELD
          NOMINEES                                     WITH THE COMPANY
----------------------------              ------------------------------------------
W. Murray Air                             Director

John L. Bishop                            President, Chief Executive Officer and
                                          Director

Thomas E. Dewey, Jr.                      Director Nominee

Keith E. Holmberg                         Director Nominee

Richard A. Lerner                         Director

Kenneth L. Melmon                         Director

Anthony J. Nocchiero                      Director

Walter R. Quanstrom                       Chairman of the Board of Directors

Mark A. Roberts                           Director Nominee

Ian Springett                             Director Nominee

Frank J. Sroka                            Director

BUSINESS EXPERIENCE OF DIRECTORS

    W. Murray Air, 50, has been a Director since November 2000. Mr. Air is Vice President of Global Property Management and Services, BP Amoco p.l.c. (BP Amoco p.l.c. and its wholly-owned subsidiaries, including Amoco Corporation and Amoco Technology Company are collectively referred to herein as "BP Amoco"), and has worldwide responsibility for BP Amoco's real estate, travel and facilities management. Mr. Air served as Business Group Financial Manager for Amoco Corporation's foreign oil and gas production operations from 1994 to 1999 and was Vice President, Business Development and Finance, Amoco Technology Company, from 1990 to 1994.

    John L. Bishop, 56, has served as President and as a Director since
November 1993 and became Chief Executive Officer in February 1996. Mr. Bishop is a Director of the American College of Medical Genetics Foundation, a charitable foundation of the American College of Medical Genetics, focused on funding educational activities related to medical genetic services. From 1991 until November 1993, Mr. Bishop was Chairman and Chief Executive Officer of MicroProbe Corporation, a manufacturer of DNA probe diagnostics and therapeutics and, from 1987 until 1991, of Source Scientific Systems, an original equipment manufacturer of automated diagnostic systems. From 1984 until 1986, Mr. Bishop was President and Chief Operating Officer of Gen-Probe, Inc., a developer and manufacturer of DNA probe diagnostics for infectious diseases. From 1968 until 1984, Mr. Bishop held various management positions with American Hospital Supply Company and its affiliates, including a three year assignment in Japan as an Executive Vice President and Chief Executive Officer of International Reagents Corp., a joint venture between American Hospital Supply Company and Green Cross Corporation.

    Thomas E. Dewey, Jr., 68, is and has been a Member and Partner of McFarland, Dewey & Co., LLC., New York, New York, an investment banking firm, since 1988. Mr. Dewey is and has been a Director of Northwest Natural Gas Company, a natural gas supplier, since 1986, and a Director of Genelabs Technologies, Inc., a discoverer and developer of pharmaceuticals based upon gene expression analysis, since 1999.

    Keith E. Holmberg, 45, is Business Unit Leader for Olefins and Polymers Business Development for North America and Asia, BP Amoco. Mr. Holmberg served from January 1999 to August 2000 as Business Unit Leader for Specialty Intermediates, BP Amoco, with global responsibility for specialty chemical businesses, and from April 1997 through December 1998 he was Vice President, Chemicals Development and Diversification, Amoco Corporation, with responsibility for acquisitions and divestitures, strategic planning and new business development for chemical operations. From July 1994 to April 1997 he was Group Manager of Business Analysis & Acquisitions. Mr. Holmberg earlier held managerial positions in Amoco Corporation's finance organization, oil exploration and production operations, and Asian joint venture development activities.

    Richard A. Lerner, M.D., 62, has been a Director since February 2001. Dr. Lerner is the President of The Scripps Research Institute ("TSRI"), La Jolla, California, the United States' largest private, non-profit biomedical research organization and has held that position since 1986. Dr. Lerner previously held staff appointments at the Wistar Institute and at TSRI and served as the Chair of TSRI's Molecular Biology Department.

    Kenneth L. Melmon, M.D., 66, has been a Director since September 1997.
Dr. Melmon has been a Scientific Advisory Board member of the Company since August 1994. Since July 1994 he has been Associate Dean, Postgraduate Medical Education at Stanford University School of Medicine. Dr. Melmon was Associate Chairman, Department of Medicine at the Stanford University School of Medicine from July 1989 to July 1993 and was Chairman, Stanford University Hospital Technology Transfer Program from July 1988 to July 1993. He was Chairman, Department of Medicine at the Stanford University School of Medicine from 1978 to 1984 and has been Professor of Medicine and Molecular Pharmacology since 1978.

    Anthony J. Nocchiero, 49, has been a Director since June 1999.
Mr. Nocchiero is the Chief Financial Officer of the Chemicals Stream of BP Amoco and Vice President and Controller, North America of BP Amoco and has held such positions since December 31, 1998, the date of the merger between Amoco Corporation and the former British Petroleum Corporation. Prior to the merger, he had worked in various financial management positions for Amoco since 1975, most recently as Vice President and Controller.

    Walter R. Quanstrom, Ph.D., 58, has been a Director since September 1997. Dr. Quanstrom has served as Chairman of the Board of Directors since
October 1999 having previously served as Co-Chairman beginning January 1999.
Dr. Quanstrom has been a Senior Vice President of Mostardi-Platt, an environmental consulting company, since May 1, 2000. Prior to his retirement from BP Amoco on April 1, 2000, Dr. Quanstrom was BP Amoco's Group Vice President, HSE, responsible for BP Amoco's medical department, product safety, toxicology, industrial hygiene, environmental conservation and safety since December 1998. Prior to that time he held a similar position with Amoco Corporation since 1987. Dr. Quanstrom also served as a director of BP Solarex, a subsidiary of BP Amoco formerly known as Amoco-Enron Solar, which is engaged in the manufacturing and sale of solar cells.

    Mark A. Roberts, M.D., Ph.D., 51, is Corporate Medical Director, BP Amoco, and was appointed to that position in September 2000. Dr. Roberts was Associate Corporate Medical Director, BP Amoco, from December 1997 through August 2000. He served as the Chair of the Department of Preventive Medicine at the Medical College of Wisconsin from July 1990 until November 1997. Dr. Roberts is a Director on the Board of Directors of the American College of Occupational and Environmental Medicines.

    Ian Springett, 43, is Vice President Finance, Americas, BP Amoco and Vice President and Chief Financial Officer, BP Amoco Corporation, having held that position since October 2000. He is also a Director of the BP Foundation. From January 1998 through September 2000, Mr. Springett was the General Manager, Upstream Performance and Control, BP Amoco, London, England, and from
January 1996 through December 1998, he was the Business Unit Leader, Greater Point McIntyre, Alaska. Mr. Springett is also a member and Fellow of the Institute of Chartered Accountants in England & Wales.

    Frank J. Sroka, J.D., 52, has been a director since September 1993.
Mr. Sroka was appointed Chief Patent Counsel, Americas, BP Amoco in 2000. He previously served as General Attorney for BP Amoco with responsibility for the legal matters of Amoco Technology Company and its subsidiaries since
September 1993.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 2000, the Board of Directors held 12 meetings. Each director attended 75% or more of the aggregate meetings of the Board of Directors and the committees on which such director served except Mr. Nocchiero was absent from four Board meetings and two committee meetings.

    The Company currently has one standing Board Committee, the Audit Committee, which is responsible for reviewing the Company's financial procedures and controls and for selecting and meeting with the independent auditors. In
June 2000, the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities. This Committee met four times during 2000. This Committee currently consists of Messrs. Lerner, Melmon, Nocchiero (Chairman) and Sroka. Only Messrs. Lerner and Melmon, however, are independent directors as defined by the Nasdaq Stock Market's listing standards. The Company intends to appoint Director Nominee Thomas E. Dewey, Jr., upon his election to the Board of Directors, to become Chairman of the Audit Committee. The appointment of Mr. Dewey to the Audit Committee will permit the Company to be in compliance with the Nasdaq Stock Market's listing standards that require the Company's Audit Committee include three independent directors by June 14, 2001.

    Upon the resignation of two of the Company's outside directors in October 1999, the functions formerly performed by the Company's Compensation Committee were assumed by the full Board of Directors. The Company intends to reestablish the Compensation Committee following the Annual Meeting.

    The Company does not have a nominating committee.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company or any subsidiary or affiliate of the Company (an "Outside Director") receives a fee of $2,000 per month, and for attendance $2,000 per board meeting, $1,000 per committee meeting held in conjunction with a board meeting, $2,000 for each separate committee meeting, $750 for each teleconference meeting over one hour in length, and $400 for each teleconference meeting under one hour in length. Under the Company's 1999 Outside Directors Stock Option Plan, each Outside Director receives, upon election to the Board of Directors for his or her initial term, an option grant with respect to 10,000 shares of Common Stock and, as of the date of each regular annual meeting of the Company's stockholders, each person who is an Outside Director at the close of such meeting receives an option grant with respect to 5,000 shares of Common Stock. All options granted under the directors plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and a maximum term of 10 years. None of the remaining directors receive any compensation for serving on the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR the nominees listed herein.

                                PROPOSAL NO. 2.
                 APPROVAL OF THE 2001 LONG-TERM INCENTIVE PLAN

    The Company has previously used the grant of options under the Vysis, Inc. 1998 Long Term Incentive Plan (the "1998 Plan") as an integral part of its executive and employee incentive program. As of April 2, 2001, grants for 1,492,684 shares of common stock of the Company ("Common Stock") had been made under the 1998 Plan and 7,316 shares remained available for future grants and awards.

    The Board of Directors of the Company has determined that a new long-term incentive plan is needed in order to maintain a competitive incentive program as a publicly held company and thereby more effectively attract and retain and furnish incentives to outstanding individuals who are employees of the Company and its subsidiaries or consultants who provide services to the Company or its subsidiaries. Accordingly, the Board of Directors has adopted, and is submitting to the stockholders for their approval, the Vysis, Inc. 2001 Long Term Incentive Plan (the "Plan").

    The Plan will become effective immediately upon approval by the stockholders and, if approved, will continue in effect until terminated by the Board of Directors.

    The summary of the Plan which follows is qualified in its entirety by reference to the complete text of the Plan as set forth as Exhibit B hereto.

GENERAL DESCRIPTION

    Participants in the Plan shall consist of such key executives and managerial and other employees of the Company and consultants who provide services to the Company or its subsidiaries as the Compensation Committee of the Board of Directors or a subcommittee thereof (the "Committee") may select from time to time. In the discretion of the Committee, participants in the Plan may receive stock options, stock appreciation rights ("SARs"), stock awards or performance unit awards, either singly or in combination. The form and amount of any grant or award, as well as the time and conditions of exercise or vesting and any extension or acceleration of the time of exercise or vesting, are subject to the discretion of the Committee. Except to the extent otherwise determined by the Committee, any shares subject to a grant or award which terminates by forfeiture, expiration, cancellation or by any form of termination shall again be available for future grants under the Plan.

    No awards under the Plan shall be exercisable more than ten years after the date of grant.

    The Committee has general authority to administer the Plan, including the authority to select participants, determine the form and amount of awards and to amend such awards. The Committee also has the authority to extend or accelerate the time of exercise or vesting of the awards. The Board of Directors may amend the Plan in any respect, or terminate the Plan at any time, provided that no amendment may materially adversely affect the rights of any participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board of Directors. The Board of Directors may also exercise any authority the Committee is entitled to exercise under the Plan.

    The Plan provides that the maximum number of shares of Common Stock which may be issued pursuant to all grants under the Plan may not exceed 1,000,000, of which not more than 300,000 may be covered by option grants or awards made during 2001. Such shares may be authorized and unissued shares of Common Stock or treasury shares. The closing price of the Common Stock reported on the Nasdaq Stock Market for April 2, 2001 was $6 15/16. The maximum number of shares issuable under the Plan and the number and/or price of shares or other compensation subject to any outstanding award may be appropriately adjusted by the Committee to reflect changes in the capitalization of the Company by reason of stock dividends, stock rights, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization.

    In addition, the Internal Revenue Code of 1986, as amended (the "Code"), places limitations on the deductibility, for Federal income tax purposes, of annual compensation paid to certain executive officers generally designated as the five most highly compensated officers of the company on the last day of the year. In order to permit certain grants and awards under the Plan to be deductible for Federal income tax purposes, the Plan limits the maximum number of shares that may be granted under the Plan in any calendar year to any participant to 250,000 shares and the maximum aggregate cash payout that may be made under the Plan in any calendar year to any such executive officer to $25 million.

    The Plan provides that in the event of a Change in Control (as described below), with certain exceptions, (i) all outstanding stock options and SARs shall become fully vested and exercisable, (ii) all stock awards shall become fully vested, and (iii) performance units may be paid out in such manner and amounts as determined by the Committee. For purposes of the Plan, a Change in Control will generally be deemed to have occurred if (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company's then outstanding securities; (ii) the Company's stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15% of the Company's then outstanding securities having the right to vote for the election of directors;
(iii) the Company stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) during any 24 month period, the majority of the membership of the Board changes without the approval of two-thirds of the directors who were either directors at the beginning of the period or whose election was previously so approved.

    A participant may elect to have the Company withhold shares of Common Stock (or to accept already-owned shares) to satisfy tax withholding obligations with respect to exercises or payments under the Plan. No award shall be transferable except by will or the laws of descent and distribution.

    As of April 2, 2001, no grants or awards had been made under the Plan. Because grants and awards under the Plan will be determined on a case-by-case basis by the Committee and none are expected to be made prior to stockholder approval of the Plan, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time.

STOCK OPTIONS

    Options to purchase shares of Common Stock, including incentive stock options within the meaning of Section 422 of the Code ("ISOs"), may be granted under the Plan; provided, however, that ISOs may only be granted to employees of the Company and its subsidiaries and certain other limitations apply to ISOs granted under the Plan. The Committee will determine the number of shares subject to each stock option and the manner and time of exercise. The per share option price shall not be less than the greater of par value or 100% of the fair market value of a share of Common Stock at the date of grant. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price, or in a combination thereof, as determined by the Committee. The Committee may also allow the "cashless" exercise of options, subject to applicable rules and regulations. The agreement or instrument evidencing the grant of an option may contain such other terms, provisions and conditions not inconsistent with the Plan as the Committee may determine and the Committee may impose restrictions on shares of Common Stock acquired in connection with exercise.

SARS

    SARs may be granted in tandem with a related stock option or may be granted independently of a related stock option. Rights granted in tandem with a related stock option shall be exercisable to the extent that the related stock option is exercisable. The Committee will determine the manner and time of exercise of rights granted independently of a stock option. In the case of rights granted in tandem with a related stock option, the grantee may elect to exercise either the stock option or the rights (but not both) as to any of the same shares subject to the stock option and the rights.

    Upon exercise of a SAR, the grantee shall be paid the excess of (i) the fair market value of a share of Common Stock on the date of exercise of the SAR, over
(ii) a specified price not less than the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by the number of shares exercised. Such amount shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in such combination thereof, in the discretion of the Committee.

    The agreement or instrument evidencing the grant of SARs may contain such other terms, provisions and conditions not inconsistent with the Plan as the Committee may determine and the Committee may impose restrictions on shares of Common Stock acquired in connection with exercise.

STOCK AWARDS

    Stock awards consisting of shares of Common Stock may be made under the Plan. Such awards may be contingent upon certain criteria (such as performance or continued employment) that must occur before or after the date the stock award is granted, or the date the stock is earned by, vested in, or delivered to the participant. The Committee may provide for the early vesting of any such award in the event of termination of employment by retirement, death, incapacity or otherwise prior to the end of the restriction period. The holder of a stock award shall have the right to vote the shares and if the award is fully earned and vested, to receive dividends thereon. Prior to the date that a participant has a fully earned and vested right to the shares comprising a stock award, the Committee, in its sole discretion, may award dividend rights with respect to such shares. If all conditions to which a stock award is subject have been satisfied, the holder shall be entitled to such shares free of all restrictions.

PERFORMANCE UNIT AWARDS

    Performance unit awards, which may be stated in terms of cash or in units representing shares of Common Stock, may also be made under the Plan. Such awards shall be contingent on the achievement of objectives as shall be established by the Committee. If a participant terminates employment during the applicable performance period, the Committee may determine that the participant is entitled to settlement of all or any portion of the performance unit award as to which he would otherwise be eligible. Upon settlement of a performance unit award denominated in Common Stock when granted, one share of Common Stock will be distributed for each unit earned or cash will be distributed for each unit earned equal to either (i) the fair market value of a share of Common Stock at the end of the performance period, or (ii) the average Common Stock value over a period determined by the Committee. Upon settlement of a performance unit award denominated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Common Stock will be distributed based on the cash value of the units earned divided by (1) the fair market value of a share of Common Stock at the end of the performance period or
(2) the average Common Stock value over a period determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

    Generally, an employee who has been granted an ISO will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an ISO within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

    Generally, an individual will not realize taxable income at the time of the grant of an option which does not qualify as an ISO. Upon exercise of such non-qualified stock option, however, the individual will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the individual will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

    Generally, an individual will not realize taxable income at the time of the grant of an SAR. Upon exercise, however, such individual will realize ordinary income measured by the difference between the fair market value of the Common Stock on the applicable date of grant and the fair market value of such stock on the date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise.

    Generally, an individual who has been granted a stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the individual will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the individual during the restriction period will also be compensation income to the individual and deductible as such by the Company. The holder of a stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an individual who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

    The Company has also been advised that an employee who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The individual will have income at the time of payment, and the Company will have a corresponding deduction.

    Any acceleration of the payment of grants and awards under the Plan in the event of a Change in Control of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to an executive officer may be denied to the extent that it exceeds $1,000,000. For these purposes, stock awards and performance units awarded under the Plan may under certain circumstances qualify for, and it is anticipated that grants of options and SARs will generally qualify for, an exception to that limitation for eligible performance-based compensation.

STOCKHOLDER APPROVAL

    Approval of the Plan will require the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against the Plan and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors believes that adoption of the 2001 Long Term Incentive Plan is necessary in order to provide management and other employees with a competitive level of compensation and the continuing opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company's service. For this reason, the Board of Directors recommends that the stockholders vote FOR the adoption of the 2001 Long Term Incentive Plan.

                                 PROPOSAL NO. 3
                          APPROVAL OF AMENDMENT TO THE
                    1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

    The 1999 Outside Directors Stock Option Plan (the "Directors Plan") was approved by the stockholders of Vysis in June 1999. On February 27, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Directors Plan which increased from 100,000 to 200,000 the shares of Common Stock that may be issued under the Directors Plan. As of April 2, 2001, options to purchase a total of 35,000 shares were outstanding under the Directors Plan and 20,000 shares had been issued after option exercises under the Directors Plan.

GENERAL DESCRIPTION

    The Directors Plan provides that, on the date of an Outside Director's initial election to the Board of Directors, the Outside Director will receive an option to purchase 10,000 shares of Common Stock. In addition, the Directors Plan provides that each person who is an Outside Director at the close of the regular annual meeting of the Company's stockholders will receive an option to purchase 5,000 shares of Common Stock. All options awarded under the Directors Plan will have an option price equal to the greater of (i) the fair market value of a share of Common Stock on such date (determined in accordance with the Directors Plan), or (ii) the par value of a share of Common Stock on such date. All options granted under the Directors Plan will be immediately exercisable at the date of grant and will remain in effect for ten years after the date of grant (or, if earlier, the first anniversary of the date on which the Outside Director's service as a director of the Company terminates for any reason).

    If the amendment to the Directors Plan is approved by the stockholders, the maximum number of shares of Common Stock reserved for issuance under the Directors Plan will be 200,000 shares, subject to adjustment as provided in the Directors Plan to reflect certain corporate transactions affecting the number and type of outstanding shares.

    Under Federal income tax laws and regulations presently in effect, an Outside Director who receives an option under the Directors Plan will not recognize income for Federal income tax purposes upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of the option, the Outside Director will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock on the date of exercise and the Company will be entitled to a corresponding deduction.

STOCKHOLDER APPROVAL

    Approval of the amendment to the Directors Plan will require the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against the amendment to the Directors Plan and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of the amendment to the Directors Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors believes that approval of the amendment to the 1999 Outside Directors Stock Option Plan is necessary in order to attract and retain as Outside Directors persons whose abilities, experience and judgment can contribute to the progress of the Company and to facilitate the Director's ability to acquire an equity interest in the Company. For this reason, the Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1999 Outside Directors Stock Option Plan.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 2, 2001 for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and director nominee, (iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors, director nominees and executive officers as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the shares beneficially owned by them.

OWNERSHIP OF COMPANY STOCK

                                                           NUMBER OF
                                                             SHARES
                                                          BENEFICIALLY       PERCENT
NAME                                                        OWNED(1)          OWNED
----                                                      ------------   ---------------
BP Amoco p.l.c. ........................................   6,662,682(2)       65.5%
200 East Randolph Drive
Chicago, Illinois 60601
John L. Bishop..........................................     222,387          2.1%
Alfred H. Ellsworth.....................................      55,941            *
Russel K. Enns..........................................      93,394            *
William E. Murray.......................................      59,468            *
Steven A. Seelig........................................     120,694          1.2%
Paul J. J. G. Steuperaert...............................      57,500            *
W. Murray Air...........................................           0            *
Thomas E. Dewey, Jr.....................................       5,000            *
Keith E. Holmberg.......................................           0            *
Richard A. Lerner.......................................      10,000            *
Kenneth L. Melmon.......................................      47,765            *
Anthony J. Nocchiero....................................           0            *
Walter R. Quanstrom(3)..................................      33,800            *
Mark A. Roberts.........................................           0            *
Ian Springett...........................................           0            *
Frank J. Sroka..........................................           0            *
Directors, Director Nominees and Executive Officers as a
  Group (17 persons)....................................     770,249          7.1%

------------------------

*   Less than 1 percent

 (1) The share amounts include those shares as to which the following persons had a right to acquire beneficial ownership by exercising stock options as of April 2, 2001, or within 60 days after that date; Mr. Bishop, 219,387 shares; Mr. Ellsworth, 55,941 shares; Dr. Enns, 93,394 shares; Mr. Murray, 59,468 shares; Dr. Seelig, 120,694 shares; Mr. Steuperaert, 57,500 shares; Dr. Lerner, 10,000 shares; Dr. Melmon, 47,765 shares; Dr. Quanstrom, 15,000 shares; and all directors, director nominees and executive officers as a group, 743,449 shares.

 (2) All such shares of Common Stock are owned of record by Amoco Technology Company, an indirect wholly owned subsidiary of BP Amoco.

 (3) Includes 800 shares owned by Dr. Quanstrom's wife.

OWNERSHIP OF BP AMOCO SHARES

    The following table sets forth as of March 22, 2001 the ownership of American depositary shares (each representing six ordinary shares) of BP Amoco by the Company's directors, the director nominees, the Named Executive Officers, and all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the shares beneficially owned by them. The directors, director nominees and executive officers of Vysis own in the aggregate less than one percent of the ordinary shares of BP Amoco.

                                                               NUMBER SHARES
NAME                                                       BENEFICIALLY OWNED (1)
----                                                       ----------------------
John L. Bishop...........................................               144
Alfred H. Ellsworth......................................                 0
Russel K. Enns...........................................                 0
William E. Murray........................................                 0
Steven A. Seelig.........................................             4,504
Paul J. J. G. Steuperaert................................                 0
W. Murray Air............................................            85,555
Thomas E. Dewey, Jr......................................                 0
Keith E. Holmberg........................................            69,637
Richard A. Lerner........................................                 0
Kenneth L. Melmon........................................                 0
Anthony J. Nocchiero.....................................            94,794
Walter R. Quanstrom......................................           166,017
Mark A. Roberts..........................................            12,086
Ian Springett(2).........................................             4,797
Frank J. Sroka...........................................           101,652
Directors, Director Nominees and Executive Officers as a            539,186
  Group (17 persons) (2).................................

------------------------

 (1) The share amounts include those shares as to which the following persons had a right to acquire beneficial ownership by exercising stock options as of March 22, 2001, or within 60 days after that date; Mr. Air, 77,514 shares; Mr. Holmberg, 51,106 shares; Mr. Nocchiero, 87,848 shares;
     Dr. Quanstrom, 159,859 shares; Dr. Roberts, 11,681 shares; Mr. Springett, 1,600 shares; Mr. Sroka, 77,797; and all directors, director nominees and executive officers as a group, 467,405 shares.

 (2) Mr. Springett beneficially owns 19,904 ordinary shares of BP Amoco. For consistency of presentation, this amount has been converted in the table to an equivalent number of American depositary shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely upon a review of the forms filed by such persons and furnished to the Company, and written representations of such persons, none of such persons failed to file a report on a timely basis during 2000.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned, by the Company's Chief Executive Officer, the four other highest-paid executive officers for the 2000 fiscal year and one individual who was no longer an executive officer as of the end of the fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. The individuals included in the table are collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                               ANNUAL COMPENSATION   COMPENSATION AWARDS
                                               -------------------   -------------------      ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR      SALARY     BONUS      STOCK OPTIONS(#)     COMPENSATION(1)
   ---------------------------      --------   --------   --------   -------------------   ---------------
John L. Bishop ...................    2000     $262,500   $    --               --             $ 5,100
President and Chief                   1999      250,000        --               --               4,800
Executive Officer                     1998      250,385    50,000          320,000(2)            5,000

Steven A. Seelig .................    2000      183,150        --               --                  --
Vice President Research &             1999      180,000       400               --                  --
Development and Chief                 1998      162,695        --          200,000(2)               --
Medical Officer

Paul J.J.G. Steuperaert ..........    2000      169,046(3)      --              --                  --
President, European Operations        1999      194,622(3)      --          50,000                  --
(JOINED VYSIS IN SEPTEMBER 1998)      1998       70,918(3)      --         100,000(2)               --

Alfred H. Ellsworth(4) ...........    2000      167,062    60,000               --               5,288
Vice President Finance                1999      159,408        --           25,000               4,395
                                      1998      136,038        --          100,000(2)            3,023

William E. Murray ................    2000      153,000        --            5,000               4,569
Vice President, General Counsel       1999      135,942        --           50,000               3,947
& Secretary                           1998      114,923        --           40,000(2)            3,060

Russel K. Enns ...................    2000      150,320        --               --               4,466
Vice President, Regulatory Affairs    1999      144,000        --           10,000               4,320
                                      1998      147,600        --          200,000(2)            2,215

------------------------

(1) Amounts represent the Company's 401(k) contributions made on behalf of each of the named individuals.

(2) One-half of the total number of options granted during 1998 represent options granted in July 1998 and cancelled in October 1998 in connection with the grant of replacement options.

(3) Amounts converted from French Francs using average of monthly exchange rates during year.

(4) Mr. Ellsworth was no longer an executive officer effective as of June 12, 2000.

STOCK OPTIONS

    The following table summarizes options to purchase shares of Common Stock granted during the year ended December 31, 2000 to the Named Executive Officers. The amounts shown as potential realizable values on the options identified in the table are based on assumed annualized rates of appreciation in the price of the Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the SEC. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                         NUMBER OF     % OF TOTAL                             ANNUAL RATES OF STOCK
                                         SECURITIES     OPTIONS                              PRICE APPRECIATION FOR
                                         UNDERLYING    GRANTED TO                                  OPTION TERM
                              DATE OF     OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------
            NAME               GRANT     GRANTED(1)   FISCAL YEAR     PRICE        DATE          5%          10%
            ----              --------   ----------   ------------   --------   ----------   ----------   ----------
William E. Murray...........  3/20/00      5,000         1.5%         $10.56      3/20/10     $33,206      $84,150

------------------------

(1) The options in the foregoing table become exercisable for 25% of the shares on the one year anniversary of the date of grant and become exercisable for the remaining shares in equal monthly installments over the 36 months following such anniversary date.

    The following table below sets forth information with respect to the Named Executive Officers concerning their exercise of options during 2000 and the unexercised options held by them as of the end of 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  NUMBER OF                       OPTIONS AT               IN-THE-MONEY OPTIONS
                                   SHARES       VALUE          DECEMBER 31, 2000          AT DECEMBER 31, 2000(1)
                                  ACQUIRED     REALIZED   ---------------------------   ---------------------------
             NAME                ON EXERCISE     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
John L. Bishop.................          --         --      131,387        160,000      $1,038,943      $454,000

Steven A. Seelig...............          --         --       65,694        100,000      $  519,475      $283,750

Paul J. J. G. Steuperaert......          --         --           --        100,000              --      $376,250

Alfred H. Ellsworth............          --         --       11,878         78,122      $   33,704      $288,171

William E. Murray..............          --         --       16,159         75,265      $  117,918      $326,046

Russel K. Enns.................          --         --       31,253        111,594      $  173,158      $341,255

------------------------

(1) Based on the closing price of the Common Stock on December 31, 2000 of $8.4375 per share.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    None of the Company's Named Executive Officers have employment, change in control, or severance agreements with the Company, and their employment may be terminated at any time by the Board of Directors. Upon the occurrence of a Change in Control (as defined in the 1998 Plan) all of the options granted under the 1998 Plan will become fully exercisable. In the case of certain events constituting a Change in Control that involve a person acquiring 40% or more of the combined voting power of all of the Company's outstanding securities, a holder of an option may elect to receive the value of such option in cash.

COMPENSATION COMMITTEE REPORT

    The compensation for the Company's executive officers is set by the Board of Directors. Prior to October 1999, this was done after consideration of the Compensation Committee's recommendations. Prior to October 1999, the Stock Option Subcommittee of the Compensation Committee had exclusive responsibility for the administration of the 1998 Long Term Incentive Plan under which awards may be made to executive officers. Beginning in October 1999, this responsibility was assumed by the full Board of Directors. The individuals whose names appear at the end of this report were the members of the Board of Directors during 2000 at the time of the deliberations regarding executive compensation.

    EXECUTIVE COMPENSATION PROGRAMS

    The Company's executive compensation programs, which contain no special perquisites, consist of three principal elements: base salary, cash bonus, and stock options. The Company's objective is to emphasize incentive compensation in the form of stock option grants, rather than base salary or cash bonuses. The Board of Directors sets the annual base salary for executives. Prior to October 1999, the Board of Directors made its decisions after consideration of the recommendations of the Compensation Committee. Before making its recommendations, the Compensation Committee reviewed historical compensation levels of the executives, evaluated past performance, and assessed expected future contributions of the executives. The Board of Directors continues to take these factors into account. In making determinations regarding base salaries, the Company considers generally available information regarding salaries prevailing in the industry but does not tie salaries to any particular indices.

    The Company does not maintain any formal incentive bonus plan under which its executive officers are paid cash bonuses. The Board of Directors determines any cash bonus. Prior to October 1999, this determination was made in light of the Compensation Committee's recommendations. Before making its recommendations on any cash bonus, the Compensation Committee reviewed overall Company financial and operating performance, the performance of each executive officer and each executive officer's individual contributions. The Board of Directors continues to take these factors into account.

    The Company relies upon long-term incentives through stock option grants as an integral part of the Company's executive officer compensation program. The Company generally makes option grants to executive officers on the date of hire and periodically thereafter. Stock option grants are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders, because the executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. As part of this program, the Company's stockholders approved in July 1998, the Company's 1998 Long Term Incentive Plan, which provides for option grants to executive officers and management. Option grants were approved in 1998 by the Stock Option Subcommittee of the Compensation Committee under the 1998 Long Term Incentive Plan to each of the executive officers. In determining the amount of such grants, the Stock Option Subcommittee considered each executive officer's expected contributions to the future growth of the Company, the responsibilities of each executive officer, and grants to other executives in the industry holding comparable positions as well as the executive's position within the Company.

    Under the Company's 1996 Stock Incentive Plan, the predecessor to the 1998 Long Term Incentive Plan, all option grants to executive officers vest in monthly increments over a four year period. In contrast, all stock option grants made under the 1998 Long Term Incentive Plan during 1998, as well as all stock option grants made during 1999 to the Named Executive Officers, contained vesting provisions explicitly tied to the future financial and operating performance of the Company in order to provide close alignment between executive performance and stockholder benefit. In particular, these vesting provisions first conditioned the vesting of the option grants upon the Company achieving sustained profitability, defined as two consecutive quarters in which the Company's revenues exceeded expenses of the business. Second, as an additional condition, the vesting of the option grants awarded in 1998 was proportionally tied to the Company's commercial introduction of specified clinical products and major research products. These vesting provisions are intended to provide appropriate alignment between executive performance and stockholder value.

    COMPENSATION DEDUCTIBILITY

    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision permits exclusions of certain forms of "performance based compensation" from the compensation taken into account for the purposes of that limit.

    In general, compensation attributable to stock options granted under the 1998 Long Term Incentive Plan would qualify as "performance based compensation" and therefore be excluded from this deduction limitation. However, one requirement that such option grants must meet to qualify is that they be awarded by a committee consisting solely of "outside directors" as defined by applicable U.S. Treasury regulations. Following the October 1999 resignation of two of the Company's outside directors, the full Board of Directors assumed the responsibilities of the Compensation Committee, including responsibility for awarding options under the 1998 Long Term Incentive Plan. During 2000 the Board of Directors awarded options to purchase an aggregate of 330,134 shares of Common Stock to 85 employees (only one of whom was an executive officer named in the foregoing compensation table). As a result, the compensation attributable to these option grants would not qualify as "performance based compensation" and would be included in determining whether compensation exceeded the one million dollar limit in the year the option is exercised, assuming that the option holder was one of the five most highly compensated executive officers of the Company at that time. The Board of Directors concluded that the incentive aspects of the grants to these employees outweighed the potential limit on the Company's deduction of compensation paid to them.

    The Board of Directors believes that, although it is desirable for executive compensation to be tax deductible for the Company, whenever in the Board's judgment tax deductibility would not be consistent with objectives for the particular compensation, the Company should compensate its executive officers fairly in accordance with the guidelines discussed in this report and not be unduly limited by the anticipated tax treatment. Accordingly, the total compensation paid to an executive officer in any year may exceed the amount that is deductible. The Board of Directors will continue to assess the impact of
Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Bishop's compensation was determined in accordance with the factors described above applicable to executive officers generally. For the fiscal year ended December 31, 2000, Mr. Bishop's base salary was increased ten percent from his salary for 1999 (effective July 1, 2000), and he did not receive a cash bonus or the grant of any stock option.

                                    THE BOARD OF DIRECTORS
                                    JOHN L. BISHOP
                                    KENNETH L. MELMON
                                    ANTHONY J. NOCCHIERO
                                    WALTER R. QUANSTROM
                                    FRANK J. SROKA

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last completed fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing an equivalent function) of any other entity, one of whose executive officers served as a director of the Company.

                               PERFORMANCE GRAPH

    The following performance graph compares changes, for the periods indicated, in the Cumulative Total Return on an investment in Common Stock with (i) the Standard & Poor's 500 Stock Index (the "S&P 500") and (ii) the NASDAQ Biotechnology Index (the "Peer Group").

    The comparison reflects the investment of $100 on February 5, 1998, and the reinvestment of dividends, in each of Common Stock, the S&P 500 and the Peer Group. "Cumulative Total Return" on a share of Common Stock, the S&P 500 and the Peer Group is measured by dividing (a) the sum of (i) the cumulative amount of dividends for the period of February 5, 1998 through December 31, 2000 (assuming the reinvestment of dividends over such period), and (ii) the difference between the price of a share of Common Stock, the S&P 500 and the Peer Group, respectively, at February 5, 1998, and each fiscal year-end date through December 31, 2000 by (b) the price of a share of Common Stock, the S&P 500 and the Peer Group, respectively, at February 5, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   VYSIS, INC.  S&P 500  NASDAQ BIOTECHNOLOGY INDEX
FEBRUARY 5, 1998       $100.00  $100.00                     $100.00
DECEMBER 31, 1998       $44.60  $124.19                     $141.78
DECEMBER 31, 1999       $30.21  $146.41                     $285.88
DECEMBER 31, 2000       $70.31  $131.56                     $351.61

                                 FEBRUARY 5, 1998   DECEMBER 31, 1998   DECEMBER 31, 1999   DECEMBER 31, 2000
                                 ----------------   -----------------   -----------------   -----------------
Vysis, Inc.....................        $100              $ 44.60             $ 30.21             $ 70.31

S&P 500........................        $100              $124.19             $146.41             $131.56

Nasdaq Biotechnology...........        $100              $141.78             $285.88             $351.61

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Under state tax laws in a number of states, including Illinois (the state in which much of the Company's business is taxed), the Company is required by law to be included in BP Amoco's unitary state tax returns as long as BP Amoco owns or controls 50 percent or more of the voting equity of the Company. Under a tax sharing agreement between the Company and BP Amoco, the Company pays BP Amoco, or BP Amoco pays the Company, as the case may be, an amount determined on the basis of a comparison between the actual combined tax liability of BP Amoco and the liability that would have arisen had the Company been excluded from BP Amoco's unitary returns. The Company received no state tax benefit payment from BP Amoco in 1999.

    Immediately prior to the completion of its initial public offering in 1998, Vysis entered into a registration rights agreement (the "Registration Agreement") with BP Amoco pursuant to which Vysis granted BP Amoco registration rights under the Securities Act of 1933 as amended (the "Securities Act") with respect to the shares of Common Stock owned by BP Amoco. Under the Registration Agreement, BP Amoco has the right to demand that the Company register its shares under the Securities Act. Under the Registration Agreement, BP Amoco may only sell securities under one effective demand registration per calendar year and the right may only be exercised with respect to specified minimum amounts of shares of Common Stock. The Company may postpone such a demand under certain circumstances. BP Amoco will have the right to include shares of Common Stock owned by it in any registration proposed by the Company under the Securities Act, subject to certain limitations.

    During 2000, the Company accrued $115,000 for consulting services that were paid by BP Amoco.

                             AUDIT COMMITTEE REPORT

    In connection with the audited financial statements contained in the Company's 2000 Annual Report on Form 10-K, the Audit Committee:

    - reviewed and discussed the audited financial statements with our management;

    - discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standards 61;

    - reviewed the written disclosures and the letter received from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche LLP their independence;

    - considered whether the provision of the non-audit services by Deloitte & Touche LLP referred to below under "Independent Auditors" is compatible with maintaining their independence; and

    - based on the foregoing review and discussion, recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      AUDIT COMMITTEE
                                               Richard A. Lerner
                                               Kenneth L. Melmon
                                               Anthony J. Nocchiero
                                               Frank J. Sroka

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000, and has been selected to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

INDEPENDENT AUDITOR FEES

    Fees billed to the Company by Deloitte & Touche LLP, independent auditors to the Company, for the year 2000 are as follows:


Audit fees......................................                   $    137,113
Non-audit services:
      Financial information system design
        and implementation fees.................                   $          0
      All other fees............................                   $    202,035(a)(b)

------------------------

(a) Includes fees for tax consulting, permitted internal audit outsourcing, and other non-audit services.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal auditors' independence.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 2002 must be received by the Company no later than December 3, 2001 in order to be included in the proxy statement and related proxy materials.

    The bylaws of the Company provide for certain procedures which stockholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. These procedures are applicable whether or not the proposal is intended to be included in the proxy materials for that meeting. Generally, the stockholder must notify the Secretary of the Company of the proposal not less than 60 days nor more than 90 days before the first anniversary of the prior year's annual meeting. The notice must include the name and address of the stockholder. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of Common Stock beneficially owned by the nominee(s), and such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules (including the written consent of each nominee). Notice of an item of business must include a brief description of the proposed business, the reasons for conducting the proposed business at the annual meeting and any material interest of such stockholder in the proposed business.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO VYSIS, INC., 3100 WOODCREEK DRIVE, DOWNERS GROVE, ILLINOIS 60515-5400, ATTENTION: WILLIAM E. MURRAY.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIGNATURE]

                                          William E. Murray
                                          SECRETARY

April 2, 2001

                                                                       EXHIBIT A

                                  VYSIS, INC.
                               BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER

1. PURPOSE

    a) The Audit Committee is formed: (i) to review the integrity and performance of the Company's accounting policies, financial reporting processes and reports and internal financial controls and (ii) to support the Company's compliance with its legal reporting obligations.

    b) The Charter of the Audit Committee is meant to delineate the membership and functions of the Audit Committee.

    c) This Charter shall be reviewed by the Audit Committee annually for any desired revisions and the Audit Committee will recommend any desired revisions to the Board for approval.

    d) A copy of this Charter shall be filed with the Company's Proxy Statement at least once each three years

2. AUDIT COMMITTEE MEMBERSHIP

    a) Members of the Company's Audit Committee shall be Directors on the Company's Board of Directors and the membership will be in compliance with the applicable Nasdaq and SEC regulations.

    b) The members of the Audit Committee, including the elected Chairman, shall comply with the financial expertise requirements of the applicable Nasdaq and SEC regulations.

    c)  The members of the Audit Committee shall elect their Chairman.

3. AUDIT COMMITTEE FUNCTIONS

    a) The Company's Board of Directors, acting with the recommendation of the Audit Committee, has the ultimate authority and responsibility to select, oversee, evaluate, and replace (as appropriate) the Company's independent auditors.

    b) The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as the representatives of the Company's stockholders.

    c)  The Audit Committee is responsible:

         1) To review annually and recommend to the Board which firm to engage as the Company's independent auditors and whether to terminate any such auditors. This review will include a review of the independent auditors' compensation, the proposed terms of its engagement, its independence and any consulting work and costs therefore that is performed outside the scope of the audit.

         2) To assess regularly the independence of the Company's independent auditors and to advise the Board of its conclusions concerning their independence.

         3) To obtain from the Company's independent auditors annually a formal written statement that delineates the relationship between the Company and its independent auditors, consistent with Independent Boards Board Standard No. 1.

         4) To consider at least annually, in consultation with the independent auditors, the adequacy of the Company's internal financial controls. Among other things, it is the Company's policy that these controls are designed to provide reasonable assurance that the Company's publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles and are consistently applied. The Audit Committee will at least annually advise the Board on its conclusions as to the adequacy of these controls.

         5) To consider major changes and other major questions of policy regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Company's financial statements, and to advise the Board concerning its conclusions as to any such changes or questions.

         6) To review at least annually the procedures employed by the Company in preparing published financial statements and related management commentaries, including underlying judgment on financial risks, material reserves, accruals and key estimates. The Audit Committee will advise the Board as to its conclusions from this review.

         7) To review the Company's annual financial statements and advise the Board as to its conclusions from this review.

         8) To review the results of each external audit, including any qualifications in the external auditors' opinion, any unrecorded audit adjustments, any related management letter and any of management's responses to recommendations made by the independent auditors in connection with the audit. The Audit Committee will advise the Board as to its conclusions from this review, including whether it recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.

         9) To review any significant dispute between management and the Company's independent auditors and advise the Board as to its conclusions on each dispute.

        10) To review at least annually the Company's implementation of its compliance with law policy and its code of conduct policy, and advise the Board as to its conclusions.

4. QUARTERLY REVIEWS OF INTERIM FINANCIAL STATEMENTS

    a) The Audit Committee will take steps to assure that prior to the filing of each of the Company's Quarterly Reports on Form 10-Q, that the Company's interim financial statements included in the 10-Q have been reviewed by the Company's independent auditors using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, as may be modified or supplemented by the U.S. Securities Exchange Commission. The Company's interim financial statements shall include a balance sheet as of the end of the Company's most recent fiscal quarter and income statements and statements of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year and the most recent quarterly income statement and the quarterly income statement for the comparable period of the prior year.

    b) The Audit Committee, or at least its Chairman, prior to the filing of each of the Company's Quarterly Reports on Form 10-Q will discuss with the Company's independent auditors and at least one representative of the Company's financial management, in person or by teleconference, the matters described in regulations AU Section 380, Communications with Audit Committee, including any significant adjustments, significant new accounting policies, and disagreements with management.

5. PROXY STATEMENTS

    a) The Audit Committee shall prepare a report in connection with the Company's annual Proxy Statement providing all of the information required by Item 306 of Regulation S-K (17 CFR 229.306), specifically stating that:

         1) The Audit Committee has reviewed and discussed the audited financial statements with Company management;

         2) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         3) The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence; and

         4) Based on the review and discussions referred to in paragraphs 1. through 3. of this item, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                                                                       Exhibit B

                                  VYSIS, INC.
                         2001 LONG TERM INCENTIVE PLAN

    1. PURPOSE. The purpose of this Vysis, Inc. 2001 Long Term Incentive Plan (the "Plan") is to increase stockholder value and to advance the interests of Vysis, Inc. ("Vysis") and its subsidiaries (collectively, the "Company") by awarding equity and performance based incentives designed to attract, retain and motivate employees. As used in the Plan, the term "subsidiary" means any business, whether or not incorporated, in which Vysis has an ownership interest.

    2.  ADMINISTRATION.

    2.1 ADMINISTRATION BY COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of Vysis or a subcommittee thereof (the "Committee"), which Committee shall consist of two or more persons who constitute "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Treas. Reg. Section 1.162-27(e)(3); provided, however, that if at any time when the Compensation Committee of the Board of Directors does not have at least two members meeting the foregoing requirements, or at any other time that the Board of Directors may determine, the Plan shall be administered by the full Board of Directors and references herein to "Committee" shall mean the full Board of Directors.

    2.2 AUTHORITY. Subject to the provisions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan,
(b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make Awards under the Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (d) modify the terms of, cancel and reissue, or repurchase outstanding Awards (including, but not limited to, repurchasing or settling any Option (as defined in subsection 6.1) in cash upon a Change in Control (as defined in subsection 12.2)), (e) prescribe the form of agreement, certificate or other instrument evidencing any Award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any Award hereunder, (g) extend the exercise or vesting date of any Award under the Plan,
(h) accelerate the vesting or exercise date of any Award under the plan, and
(i) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan; provided, however, that in no event shall the Committee cancel or modify any Option for the purpose of reissuing an additional option to the option holder at a lower exercise price without stockholder approval. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

    3. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees of the Company who are key executives or managerial and other employees and consultants who provide services to the Company those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant; provided, however, that only employees of the Company may be awarded Incentive Stock Options (as defined in subsection 6.1) under the Plan. Except as otherwise agreed by the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company. For purposes of the Plan, the term "Award" shall mean any award or benefit granted to any Participant under the Plan.

    4. DEFINITION OF FAIR MARKET VALUE. For purposes of the Plan, the "Fair Market Value" of a share of common stock of Vysis ("Stock") as of any date shall be the closing market composite price for such Stock as reported on Nasdaq Stock Market on that date or, if Stock is not traded on that date, on the immediately preceding date on which Stock was traded.

    5.  SHARES SUBJECT TO THE PLAN.

    5.1 NUMBER OF SHARES RESERVED. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by Vysis as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed one million shares; provided, however, that the number of shares of Stock covered by Awards made during 2001 may not exceed 300,000.

    5.2 INDIVIDUAL LIMITS ON AWARDS. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be granted or awarded to any Participant under the Plan for any calendar year shall be 250,000 and the maximum aggregate cash payout with respect to grants or awards under the Plan in any calendar year to any Covered Employee (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")), shall be $25,000,000. The determination made under the foregoing provisions of this subsection 5.2 shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable.

    5.3  REUSAGE OF SHARES.

    (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Plan, that number of shares of Stock that was subject to the Award but not delivered shall again be available for Awards under the Plan.

    (b) In the event that shares of Stock are delivered under the Plan as a Stock Award (as defined in Section 8) and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for Awards under the Plan.

    (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares shall not be available for reissuance under the Plan: (i) shares with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in subsection 11.4); (iii) shares which are surrendered to fulfill tax obligations (as described in subsection 11.4); and (iv) shares which are surrendered in payment of the Option Price (as defined in subsection 6.3) upon the exercise of an Option.

    5.4 ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of Stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of Stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

    6.  OPTIONS.

    6.1 DEFINITIONS. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at the Option Price (determined under subsection 6.3), subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

    6.2 RESTRICTIONS RELATING TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

    6.3 OPTION PRICE. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of: (i) 100% of the Fair Market Value (as defined in Section 4) of a share of Stock as of the date on which the Option is granted; or
(ii) the par value of a share of Stock on such date.

    6.4 EXERCISE. Except as otherwise expressly provided in the Plan, an Option may be exercised, in whole or in part, in accordance with terms and conditions established by the Committee at the time of grant; provided, however, that no Option shall be exercisable after the Expiration Date (as defined in Section 10) applicable to that Option. The full Option Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by the Committee, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee and, to the extent provided by the Committee, a Participant may elect to pay the Option Price upon the exercise of an Option through a cashless exercise arrangement. The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

    6.5 POST-EXERCISE LIMITATIONS. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Committee determines to be appropriate.

    7.  STOCK APPRECIATION RIGHTS.

    7.1 DEFINITION. Subject to the terms of this Section 7, a "Stock Appreciation Right" granted under the Plan entitles the Participant to receive, in cash or Stock, value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

    7.2 EXERCISE. If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights after the Expiration Date applicable to that Stock Appreciation Right. If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

    7.3 SETTLEMENT OF AWARD. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

    7.4 POST-EXERCISE LIMITATIONS. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Committee determines to be appropriate.

    8.  STOCK AWARDS.

    8.1 DEFINITION. Subject to the terms of this Section 8, a "Stock Award" under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant, or may provide for a deferred delivery date.

    8.2 TERMS AND CONDITIONS OF AWARDS. Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant, as owner of such shares, shall have the right to vote such shares; provided, however, that payment of dividends with respect to Stock Awards shall be subject to the following:

    (a) On and after date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

    (b) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights (as defined below) with respect to such shares.

    (c) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee, and shall be subject to such other terms and conditions as the Committee may determine.

    9.  PERFORMANCE UNITS.

    9.1 DEFINITION. Subject to the terms of this Section 9, the Award of "Performance Units" under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

    9.2 TERMS AND CONDITIONS OF AWARDS. For each Participant, the Committee will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and the number of earned Performance Units to be paid in shares of Stock.

    9.3 SETTLEMENT. Settlement of Performance Units shall be subject to the following:

    (a) the Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

    (b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Committee.

        (i) For Performance Units stated in units representing shares of Stock when granted, one share of Stock will be distributed for each unit earned, or cash will be distributed for each unit earned equal to either (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

        (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

    (c) Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine.

    9.4 TERMINATION DURING PERFORMANCE PERIOD. If a Participant's termination of employment with the Company occurs during a Performance Period with respect to any Performance Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

    10. EXPIRATION OF AWARDS. The "Expiration Date" with respect to an Award under the Plan means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Award shall not be later than the ten-year anniversary of the date on which the Award is granted. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option.

    11.  MISCELLANEOUS.

    11.1 EFFECTIVE DATE. The Plan shall be effective upon its approval by the stockholders of Vysis. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.

    11.2 LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, Vysis shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such

        Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with
        Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

    (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

    11.3 PERFORMANCE-BASED COMPENSATION. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in section 162(m)(4)(C) of the Code, it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary or desirable.

    11.4 WITHHOLDING. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. Notwithstanding the foregoing, in no event shall the Fair Market Value of the number of shares of Stock so withheld or surrendered exceed the amount necessary to meet the minimum federal, state and local marginal tax rates then in effect that are applicable to the Participant and to the particular transaction.

    11.5 TRANSFERABILITY. Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

    11.6 NOTICES. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Vysis, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

    11.7 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    11.8 AGREEMENT WITH VYSIS. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with Vysis (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

    11.9  LIMITATION OF IMPLIED RIGHTS.

    (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to benefits or amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to pay any amounts or benefits to any person.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit or payment under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of Vysis prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

    11.10 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    11.11 GENDER AND NUMBER. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

    12.  CHANGE IN CONTROL.

    12.1 ACCELERATION. Except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in
Control:

    (a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) and Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable.

    (b) All Stock Awards shall become fully vested.

    (c) Performance Units may be paid out in such manner and amounts as determined by the Committee.

    12.2 DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board of Directors which occurs as follows:

    (a) any "Person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than Vysis, any entity owned, directly or indirectly, by the stockholders of Vysis in substantially the same proportions as their ownership of stock of Vysis, and any trustee or other fiduciary holding securities under an employee benefit plan of Vysis or its subsidiaries or such proportionately owned corporation) becomes through acquisitions of securities of Vysis after the Effective Date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Vysis representing 40% or more of the combined voting power of Vysis' then outstanding securities having the right to vote for the election of directors;

    (b) the stockholders of Vysis approve a merger or consolidation of Vysis with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Vysis outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Vysis or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Vysis (or similar transaction) in which no Person acquires more than 15% of Vysis' then outstanding securities having the right to vote for the election of directors;

    (c) the stockholders of Vysis approve a plan of complete liquidation of Vysis or an agreement for the sale or disposition by Vysis of all or substantially all of Vysis' assets (or any transaction having a similar effect); or

    (d) during any 24 month period, individuals who at the beginning of such period constitute the board of directors of Vysis, and any new director (other than a director designated by a Person who has entered into an agreement with Vysis to effect a transaction described in paragraph (a), (b) or

        (c) of this subsection 12.2) whose election by the board or nomination for election by Vysis' stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

    13. AMENDMENT AND TERMINATION. The Board of Directors may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board of Directors.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              OF VYSIS, INC.
                         TO BE HELD ON MAY 8, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned, revoking any proxy heretofore given, hereby appoints
John L. Bishop and Walter R. Quanstrom who each hold the power to appoint a substitute, proxies of the undersigned, with respect to all of the shares of Common Stock of Vysis, Inc. as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vysis, Inc. to be held at 10:00 a.m. on Tuesday, May 8, 2001, at the DoubleTree Conference Center, Forum A, 2111 Butterfield Road, Downers Grove, Illinois 60515, and any adjournments thereof.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK IN THE BOX IN THE FOLLOWING MANNER, USING DARK INK ONLY  /X/.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                               FOLD AND DETACH HERE

        PLEASE MARK YOUR
  /X/   VOTES AS IN THIS
        EXAMPLE.

        THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MATTER SPECIFICALLY REFERRED TO BELOW.


(1) ELECTION OF DIRECTORS


    / / FOR          / / WITHHELD

Nominees:

W. Murray Air, John L. Bishop, Thomas E. Dewey, Jr., Keith E. Holmberg, Richard A. Lerner, Kenneth L. Melmon, Anthony J. Nocchiero, Walter R. Quanstrom, Mark A. Roberts, Ian Springett and Frank J. Sroka.

For, except vote withheld from the following nominee(s)

------------------------------------------------------------------------------

(2) To approve the Adoption of the 2001    / / FOR   / /  AGAINST  / / ABSTAIN
    Long Term Incentive Plan.

(3) To approve an Amendment to the 1999    / / FOR  / /   AGAINST  / / ABSTAIN
    Outside Directors Stock Option Plan.

Please sign as name appears hereon. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators and trustees should add their titles.

--------------------------------------------

Signature(s)
--------------------------------------------

Date
--------------------------------------------

                                FOLD AND DETACH HERE

                                      VYSIS, INC.

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

TO VOTE BY TELEPHONE:
Using a touch-tone phone call Toll-free:    1-877-PRX-VOTE (1-877-779-8683)

TO VOTE BY INTERNET:
Log on to the Internet and go to the website:  http://www.eproxyvote.com/vysi
NOTE:  IF YOU VOTE OVER THE INTERNET, YOU MAY INCUR COSTS SUCH AS
TELECOMMUNICATION AND INTERNET ACCESS CHARGES FOR WHICH YOU WILL BE
RESPONSIBLE.

                     THANK YOU FOR VOTING YOUR SHARES.
                          YOUR VOTE IS IMPORTANT!

DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.